UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

ONE WORLD PHARMA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-200529	61-1744826
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 605-3210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No.3 to Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K originally filed by One World Pharma, Inc. with the Securities and Exchange Commission on February 25, 2019.

Forward Looking Statements

This Current Report on Form 8-K, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed products; statements regarding the regulatory environment; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

●	our failure to implement our business plan within the time period we originally planned to accomplish; and

●	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.06	Change in Shell Company Status.

1

MERGER

Merger

On February 21, 2019, One World Pharma, Inc. (“Company,” “we” or “our”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with OWP Merger Subsidiary, Inc. (“OWP Merger Sub), our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”). Under the Merger Agreement, the acquisition of OWP Ventures by the Company was effected by the merger of OWP Merger Sub with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). The closing (the “Closing”) of the Merger occurred on February 21, 2019. As a result of the Merger (a) holders of the outstanding capital stock of OWP Ventures received an aggregate of 39,475,398 shares of our Common Stock; (b) options to purchase 825,000 shares of common stock of OWP Ventures at an exercise price of $0.50 automatically converted into options to purchase 825,000 shares of our Common Stock at an exercise price of $0.50; (c) the outstanding principal and interest under a $300,000 convertible note issued by OWP Ventures became convertible, at the option of the holder, into shares of our Common Stock at a conversion price equal to the lesser of $0.424 per share or 80% of the price we sell our Common Stock in a future “Qualified Offering”; (d) 875,000 shares of our Common Stock owned by OWP Ventures prior to the Merger were cancelled; and (e) OWP Ventures’ chief operating officer became our chief operating officer and two of OWP Ventures’ directors became members of our board of directors.

Except for the Merger Agreement, the transactions contemplated thereby and as otherwise described in this Current Report on Form 8-K, neither OWP Ventures, OWP Colombia nor any of their respective directors, officers and/or shareholders, as applicable, had any material relationship with us prior to the Merger.

We are presently authorized under our articles of incorporation, as amended to date, to issue 75,000,000 shares of common stock, par value $0.001 per share. Immediately following the Closing, we had 39,922,899 shares of common stock issued and outstanding.

Effective as of the Closing, we appointed the following persons as our executive officers and directors (in addition to Craig Ellins, who continues to serve as a director and as our Chief Executive Officer):

Name	Age	Position
Bruce Raben	65	Director
Dr. Kenneth Perego	49	Director
Brian Moore	31	Chief Operating Officer and Secretary

DESCRIPTION OF THE BUSINESS

Immediately prior to the Closing, we were a public “shell” company with nominal assets. As of the Closing, we are no longer a public shell. As a result of the Merger, we are engaged in OWP Ventures’ business, including the business of its wholly-owned subsidiary, One World Pharma, S.A.S., a Colombian company (“OWP Colombia”). With respect to this discussion, the terms “we,” “us,” “our” and “our company” refers to One World Pharma, Inc. and its wholly-owned direct and indirect subsidiaries, OWP Ventures and OWP Colombia.

We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses from Colombian regulators to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the first companies in Colombia to receive licenses for seed, cultivation, extraction and export from the Colombian government (the “Licenses”).

We planted our first crop of cannabis in Popayan, Colombia in 2018, and began initial harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. We intend to commence limited shipping of non-psychoactive products to customers in the first quarter of 2020. Although we hold the four Colombian Licenses, we will need to obtain additional approvals from Colombian regulators before we can fully execute our business plan, particularly with respect to the sale psychoactive products. As described further under “Regulation” beginning on page 4 below,

●	We will need to obtain quota approvals from the Colombian authorities before we can commence commercial sale of our psychoactive products under our Cannabis Manufacturing License and Psychoactive Cultivation License;
●	We will need to register the distinct cannabis strains we expect to sell on Colombia’s National Registrar; and
●	We will need to be issued sanitary registrations before we can sell products intended for human consumption.

Our first cultivation and extraction sites are located in Popayan, Colombia. Our facility encompasses approximately 30 acres and includes a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis.

We employ modern propagation and cultivation techniques drawn from U.S. practices that allow us to rapidly multiply the cells of a specific plant strain to produce large numbers of genetically consistent progeny plants using our own plant tissue culture method. We believe this technique allows us to cultivate plants which are stable, robust and able to produce genetically superior cannabis and hemp derived products. We intend to have our processes and products certified as compliant with international standards, including Good Agricultural Practices (“GAP”), Good Manufacturing Practice (“GMP”) and the standards set forth in EU Pharmacopoeia, a publication that sets forth quality standards applicable to the European pharmaceutical industry.

We intend to build additional covered greenhouse capacity in excess of 1 million square feet. We are building out our extraction and production facility and expect it to be operational before the end of 2019. In addition, we have a contractual relationship with a local co-operative under which they agree to assist us in cultivation at our facility.

We have received approval from the Instituto Colombiano Agropecuario (the “ICA”) to begin cultivating 13 proprietary high THC cannabis strains and 2 high CBD strains. We have also received approval to grow 68 mother plants to begin this characterization process, which we have commenced. If we are successful in this process, the strains will be entered in the ICA cultivar registry. Only registered strains may be sold under Colombian law.

The Company believes there is a large and growing market for cannabis and hemp products around the world. The market for CBD has shown particular demand and growth. We will pursue sales into this market using a direct sales force to establish direct customer relationships and distributor relationships. We will seek out customers who have large and recurring needs and demands. Countries that we intend to focus on include EU countries, the UK, Poland, Israel, and Canada.

The Company believes it will be able to commence limited shipping of non-psychoactive products to customers in the first quarter of 2020. However, we are subject to numerous risks that may delay the date of first sale, including regulatory requirements imposed or that may in the future be imposed by the Colombian regulating authorities. In addition, we will need to obtain quota approval from Colombian regulators before making we can make sales of our psychoactive products.

2

History and Background

One World Pharma S.A.S., is a Colombian company (“OWP Colombia”), incorporated on July 14, 2017 with the goal of procuring the following Colombian Licenses.

On December 20, 2017, the Colombian Ministry of Health, by means of resolution No. 5251 of 2017, granted OWP Colombia its license for the production of cannabis derivatives for domestic use and export, allowing OWP Colombia to extract high tetrahydrocannabinol (“THC”) compounds (“Cannabis Manufacturing License”). This license will expire on December 20, 2022.

On December 26, 2017, the Colombian Ministry of Justice, by means of resolution No. 1087 of 2017, granted OWP Colombia its license to use seeds for sowing for sale or delivery of seeds and/or for scientific research purposes, allowing for genetic and seed bank registration (“Cannabis Seed Possession License”). This license will expire on December 26, 2022.

On December 26, 2017, the Colombian Ministry of Justice, by means of resolution No. 1088 of 2017, granted OWP Colombia its license to grow non-psychoactive cannabis plants (less than 1.0% THC). Under this license, OWP Colombia can produce seeds for planting, deliver and make sales of the cannabis crop in order to produce cannabis derivatives and deliver and make sales of the cannabis crop for industrial purposes (“Cannabis Non-Psychoactive Cultivation License”). This license will expire on December 26, 2022.

On January 4, 2018, the Colombian Ministry of Justice, by means of resolution No. 0015 of 2018, granted OWP Colombia its license to grow psychoactive cannabis plants (greater than 1.0% THC) (“Psychoactive Cultivation License”). Under this license, OWP Colombia can produce seeds for planting, and deliver and make sales of the cannabis crop in order to produce cannabis derivatives. This license will expire on January 4, 2023.

Six months prior to the expiration of each of the Licenses, we can apply for successive renewals for additional five-year periods. In each renewal application, the corresponding Ministry will assess compliance with all the relevant requirements in determining whether or not to renew the License.

On March 27, 2018, OWP Ventures, Inc. was formed as a Delaware corporation for the purpose of acquiring OWP Colombia.

On May 30, 2018, OWP Ventures entered into a Stock Purchase Agreement with the shareholders of OWP Colombia whereby the shareholders of OWP Colombia transferred their shares in OWP Colombia to OWP Ventures in exchange for 10,200,000 shares of common stock of OWP Ventures.

OWP Colombia planted its first crop of cannabis in 2018, which it began harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. To date, we have not yet generated any revenues from our activities.

Products

We are focused on cultivating, processing and supplying crude cannabis oil, distillate and isolate to customers’ specification. We plan to sell as a wholesaler to industrial companies making cannabis related products. We also plan on supplying the hemp plant bio-mass remaining after our extraction process to industry participants that utilize hemp in the manufacture of their products. Hemp is used to make a variety of commercial and industrial products, including rope, textiles, clothing, shoes, food, paper, bioplastics, insulation and biofuel.

We are currently in the process of cultivating medicinal cannabis at our facility in Popayán, Colombia for a variety of medical conditions. We have registered 25 varieties or strains of cannabis with the Colombian Ministry of Health and intend to register additional varieties by the end of 2019. See “Operations - Strains of Cannabis”. The development of these strains enables us to select mother plants and identify the concentrations of cannabinoids required for the products which we intend to distribute. The cannabis will be produced in accordance with GMP Standards. We are committed to developing final products consistent with medicinal cannabis industry standards and pharmaceutical procedures. Our products will include a variety of cannabinoids and terpenes designed to treat specific medical conditions. The composition of the strains will include a wide range of THC and CBD ratios.

3

Industry

Medicinal cannabis refers to the use of cannabis and its constituent cannabinoids and terpenes to treat disease or ameliorate symptoms such as pain, muscle spasticity, nausea and other indications. Cannabinoid is a blanket term covering a family of complex chemicals, both natural and man-made, that bind with cannabinoid receptors (protein molecules on the surface of cells) and effect a wide number of responses. Cannabinoid receptors in the human body are part of a system called the endocannabinoid system. This system produces chemicals called endocannabinoids, which also bind with cannabinoid receptors. Cannabinoid receptors are found in the brain and throughout the body. Scientists have found that cannabinoid receptors in the endocannabinoid system are involved in a vast array of functions in our bodies, including helping to modulate brain and nerve activity (including memory and pain), energy metabolism, heart function, the immune system and even reproduction. While there are a large number of active cannabinoids found in cannabis, the two most common currently used for medical purposes are tetrahydrocannabinol and cannabidiol. Although no clinical trials have been completed in the United States to validate the effectiveness of tetrahydrocannabinol or cannabidiol in managing disease and improving symptoms, scientific studies have identified that they, alone and/or in combination, may potentially provide treatment benefits for a large number of medical conditions. For example, tetrahydrocannabinol, a psychotropic cannabinoid, has been shown to activate pathways in the central nervous system which work to block pain signals and has shown potential to assist patients with Post Traumatic Stress Disorder (PTSD) and stimulate appetite in patients following chemotherapy. Cannabidiol, on the other hand, is non-psychotropic and has shown potential to relieve convulsion and inflammation, and is the active ingredient in Epidolex, which in June 2018 was approved by the FDA for the treatment of two rare and severe forms of epilepsy.

Regulation

Our active business operations are currently conducted solely within Colombia, and as such, the discussion below is limited to Colombian laws and regulations applicable to our business, which require us to hold the relevant licenses, quotas and other permits, as described below. Our activities in the United States consist solely of corporate administrative activities at our Las Vegas headquarters, including accounting, finance and SEC compliance functions. We believe that our current activities in the United States will not subject us to regulation under the U.S. Controlled Substances Act or other applicable U.S. federal or state laws with respect to our proposed business plans. All export activities will be conducted from Colombia, and we do not intend to export any of our products to jurisdictions where such sales are not legal under local law. Accordingly, we do not currently intend to export our products to the United States to the extent such products may be subject to regulation under the U.S. Controlled Substances Act or other applicable U.S. federal or state regulations.

Regulatory Authorities

Several authorities interact in the Colombian cannabis industry. The Ministry of Health is in charge of granting the Cannabis Manufacturing and Distribution License and exercises administrative control over the production of cannabis derivatives. The Ministry of Justice, through the subsection for the Control and Supervision of Chemical Substances and Narcotic Drugs, is the competent authority for issuing the Cannabis Seeds Possession License, the Cannabis Psychoactive Cultivation License and the Cannabis Non-Psychoactive Cultivation License and for exercising administrative control over cannabis operations and cultivation. The National Narcotics Fund (“FNE”) exercises administrative and operational control over activities related to the management of psychoactive and non-psychoactive cannabis and its derivatives. The National Food and Drug Surveillance Institute (“INVIMA”) is in charge of issuing and monitoring compliance under the health and phytosanitary registrations that may be applicable to products containing cannabis derivatives. The Colombian Agricultural Institute (“ICA”) is responsible for maintaining the registry of the Genetic Pool or ¨Fuente Semillera” and the registration of cannabis seeds and strains under the “Registro Nacional de Cultivares Comerciales”.

In exercising the administrative and operational control activities discussed above the Ministry of Justice, Ministry of Health, ICA and FNE are required to coordinate their activities to the extent necessary, according to their competencies, with the Ministry of Agriculture and Rural Development through ICA, as well as with the National Police.

Licenses

Under Colombian law, there are four types of cannabis licenses that authorize different activities concerning the various stages of the production line of the medical cannabis industry: (i) the Cannabis Seeds Possession License; which is required for the domestic sale and delivery of seeds (but not export) and for scientific research purposes; (ii) the Cannabis Psychoactive Cultivation License, which is required for the production of seeds for sowing; for grain production; production of cannabis derivatives; for scientific research purposes, for storage, and for final disposal; (iii) the Cannabis Non-Psychoactive Cultivation License, which is required for the production of grain and seeds for sowing; production of cannabis derivatives; for industrial purposes; for scientific research purposes; for storage; and for final disposal; and (iv) the Cannabis Manufacturing and Distribution License, which is required for the production of cannabis derivatives for domestic use; production of cannabis derivatives for scientific research purposes; and production of cannabis derivatives for exportation. OWP Colombia holds all of these licenses.

The legal framework currently in force in Colombia regarding medical cannabis is established in Law 1787 of 2016 (the “Law”) and the Decree 613 of 2017 (the “Decree”). Cannabis licenses must be issued by the Ministry of Health or the Ministry of Justice in an estimated time of 60 days, however, in practice, this process can take between four and six months. In accordance with Colombia’s international obligations, there is a limit in the amount of Cannabis allowed for fabrication or cultivation assigned by the Colombian Government (specific crop or manufacturing quotas) that must be requested by each licensee when applying for a Cannabis Psychoactive Cultivation License or a Cannabis Manufacturing License. The activities of cultivation and manufacturing can only be started once the specific quotas have been granted to the licensee.

Duration of Licenses

The Cannabis Seeds Possession License, the Cannabis Psychoactive Cultivation License, the Cannabis Non-Psychoactive License, and the Cannabis Manufacturing and Distribution License are granted by the Ministry of Justice and/or the Ministry of Health (as applicable), when the applicant fulfills the general criteria described in Article 2.8.11.2.1.5 of the Decree, and the specific requirements for each type of license. Each of these licenses is valid for up to five years. The Ministry of Justice and the Ministry of Health (as applicable) maintain the right to monitor the activities performed by the corresponding licensee, and in the event of a breach by the licensee of the obligations and duties set forth in the Decree, the licenses may be revoked. The relevant Ministry may renew these licenses for additional and successive five-year periods. In each renewal application, the Ministry will assess compliance with all the relevant requirements in determining whether or not to renew the license.

Quotas

As described above, regulations of cannabis in Colombia provides an additional requirement applicable to the Cannabis Psychoactive Cultivation License and Cannabis Manufacturing License, which require the grant of crop and manufacturing quotas (the “Quotas”). According to Article 2.8.11.2.6.2 of the Decree, the assignment of Quotas is collectively made by the Ministry of Health, the Ministry of Justice, the ICA, the INVIMA, and the FNE.

According to Article 2.8.11.2.6.5 of the Decree, there are two types of Quotas: (i) crop quotas for psychoactive cannabis (for holders of the Cannabis Psychoactive Cultivation License) which are granted by the Ministry of Justice; and (ii) the manufacturing quotas for psychoactive cannabis (for holders of the Cannabis Manufacturing License) which are granted by the Ministry of Health.

These Quotas are requested by the licensees no later than the last calendar day of April of each year, and, if they are granted by the corresponding authority, they can only be used by the licensees during the next calendar year (for instance, if a licensee requests a specific crop Quota in March, 2018, and this Quota is granted by the Ministry of Justice, the licensee will be allowed to use the Quota from January 1, 2019 to December 31, 2019). In extraordinary events, the licensees can request a supplementary Quota that will apply to the calendar year requested (the issuance of these Quotas depends on the special circumstances defined by the Colombian governmental authorities).

On December 3, 2018, by means of resolution 1256 of 2018, Colombia´s Ministry of Justice granted OWP Colombia a supplementary Quota for growing psychoactive mother plants; six for each of 13 varieties, for a total of 78 “mother” plants. However, before we commence the commercial sale of our psychoactive products (greater than 1% THC content), we will need to obtain Quotas from the Ministry of Health. This will require us to conduct successful agricultural characterization tests approved by and registered with the ICA/Ministry of Agriculture and Rural Development, and stabilized extracts characterization tests approved by INVIMA/Ministry of Health, of product samples grown by us under Quotas obtained from the Ministry of Justice. We have already requested from the Ministry of Health and Justice our annual Quotas for the export sale of psychoactive ingredients in 2020, and are awaiting the issuance of such Quotas in order to start our production process.

4

Strains of Cannabis

Strains of cannabis are registered in Colombia in two manners:

●	Registration of the Genetic Pool or ¨Fuente Semillera¨: Under Article 2.8.11.11.1 of the Decree, licensed producers of cannabis had until December 31, 2018 to register the genetics of strains of cannabis with the ICA. Under this transitory article, the government allowed a limited period for licensed producers of cannabis to source genetics currently available in Colombia and register these as their “fuente semillera”. We registered 25 varieties under this article. This registration enables us to grow our own strains of cannabis as opposed to having to purchase registered strains from other licensed producers.

●	Registration Under the ¨Registro Nacional de Cultivares Comerciales¨: Licensed producers of cannabis have to be granted a breeding/research license to be able to develop, select and trial stabilized cannabis cultivars. This registration allows licensed producers to register unique and stable varieties of cannabis for commercial production within Colombia. We were granted such license in the first quarter of 2018. Licensed producers can then request from ICA a registration trial, which is a field flowering trial with the supervision of ICA officials. The data collected in these trials can lead to registration of the cultivar in the National Registrar. Only registered varieties will be allowed to be produced commercially. We are in the final phase of field flowering trials and intend to apply to register additional strains under this provision by the end of 2019.

Sanitary Registration

The commercialization of cannabis-based finished products intended for human consumption requires the issuance of sanitary registrations by the INVIMA, and in the case of products intended for animal consumption, by the ICA.

Environmental

Under Colombian law, general principles of environmental law are set out in Law 99 of 1993 and Article 9 of the National Code of Natural Resources and Protection of the Environment. These laws establish principles governing the use of natural resources, including that use must occur without causing harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license constitutes a breach of Law 99 of 1993 and may lead to the imposition of sanctions, in addition to civil or criminal proceedings that may result. Parties that cause environmental damage, in addition to sanctions or penalties that apply, will also be required to carry out studies to assess the characteristics of the damage. Under Colombian law, liability for environmental damage creates a presumption of liability in case of a: (i) breach of environmental laws; (ii) environmental damage; and (iii) breach of environmental license or any other administrative act from the environmental authorities. The Environmental Authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law.

Competition

The market for medicinal cannabis is characterized by unsatisfied patient demand, with few authorized producers. Although competition in the market is growing and Colombia offers an open process to apply for the licenses, we believe we are competitively positioned to satisfy the demand for medicinal cannabis given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control and domestic market relationships. In addition, the Colombian government has published for comment a draft decree that requires any applicant for any of the four Licenses to furnish evidence that it has completed the seed registration process before the ICA and obtained the corresponding technical sheet for the cannabis plants and varieties. If enacted, this new regulation will result in stricter requirements on potential competitors seeking a Colombian License.

Cultivation in Colombia has natural cost advantages. However, management believes the more sustainable competitive advantage is to create patient loyalty and brand preference, as opposed to the distribution of more homogeneous products. Domestically our competition consists of PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves.

5

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on trade secrets, including know-how, employee and third-party nondisclosure agreements and other contractual rights to establish and protect our proprietary rights in our technology.

Seasonality

Colombia and its vertical offering of microclimates is the ideal country for year-round growing and processing of all possible varieties of cannabis in a natural, environmentally friendly manner.

Principal Executive Offices and Facilities

Our principal executive offices are located at 3471 West Oquendo Rd., Suite 301, Las Vegas, Nevada 89118, Telephone No.: (800) 605-3210. Our leased premises are 3,210 square feet and are utilized for corporate business offices. Our Nevada premises are subject to a lease agreement expiring October 31, 2021. In addition, OWP Colombia leases land in Popayan, Colombia at a rate of 8,000,000 COP per month on a renewable lease expiring on September 30, 2022. Our anticipated future lease commitments on a calendar year basis in US dollars, excluding common area maintenance, are as follows:

2019	$84,074
2020	85,700
2021	77,553
2022	22,407
Total	$269,734

We believe that our current facilities are adequate for our current needs. We intend to secure new facilities or expand existing facilities as necessary to support future growth. We believe that suitable additional space will be available on commercially reasonable terms as needed to accommodate our operations.

Employees

As of April 2019, we had 25 full-time employees and six part-time employees. Since inception, we have never had a work stoppage, and our employees are not represented by labor unions. We consider our relationship with our employees to be positive.

LEGAL PROCEEDINGS

We are not party to any legal proceedings.

6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of OWP Ventures, Inc on a consolidated basis for the period of its inception to December 31, 2018, and One World Pharma S.A.S. for the period of its inception to December 31, 2017. The discussion and analysis that follows should be read together with the financial statements and the notes to the financial statements included elsewhere in this Current Report on Form 8-K. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

General Overview

We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the only companies in Colombia to receive seed, cultivation, extraction and export licenses from the Colombian government (the “Licenses”). Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We planted our first crop of cannabis in 2018, which we began harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. To date, we have not yet generated any revenues from our activities.

From Inception (March 27, 2018) to December 31, 2018

General and Administrative Expense: General and administrative expenses were $903,913 for the year ended December 31, 2018.

Professional Fees: Professional fees were $917,936 for the year ended December 31, 2018.

Bad Debts Expense: Bad debts expense of $50,000 for the year ended December 31, 2018 related to an allowance for doubtful accounts on the uncertain collection of a note receivable.

Other Expense: Other expense was $88,234 for the year ended December 31, 2018. Other expense consisted of $88,234 of interest expense.

Loss on Foreign Currency Translation: Loss on foreign currency translation was $4,090 for the year ended December 31, 2018.

Net Loss: Net loss was $1,960,083 for the period of inception (March 27, 2018) to December 31, 2018.

From Inception (July 14, 2017) to December 31, 2017

General and Administrative Expense: General and administrative expenses were $76,606 from inception to December 31, 2017.

Professional Fees: Professional fees were $16,422 from inception to December 31, 2017.

Gain on Foreign Currency Translation: Gain on foreign currency translation was $1,900 from inception to December 31, 2017.

Net Loss: Net loss was $93,028 from inception to December 31, 2017. This net loss should be viewed in light of the cash flow from operations discussed below.

7

Liquidity and Capital Resources

Net cash used in operating activities was $1,268,497 and $105,002 for the period from inception (March 27, 2018) to December 31, 2018 and from inception (July 14, 2017) to December 31, 2017, respectively. The increase in cash used for operations was mainly due to a commencement of operations in 2018.

Net cash used in investing activities was $753,661 for the year ended December 31, 2018.

Net cash provided by financing activities was $2,152,094 and $58,976 for the year ended December 31, 2018 and from inception to December 31, 2017, respectively, and consisted of the proceeds from the sale of common stock, a secured convertible note payable, unsecured advances payable on demand by shareholders, notes payable and contributed capital. The increase in cash provided by financing activities was mainly due to funds raised for the purpose of commencing of operations in 2018.

We have suffered recurring losses from operations and have an accumulated deficit of approximately $1,959,982 at December 31, 2018 and have not generated any revenues. Unless our operations generate significant revenues and cash flows from operating activities, our continued operations will depend on whether we are able to raise additional funds through various sources, such as equity and debt financing, collaborative agreements and strategic alliances. Such additional funds may not become available on acceptable terms and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the short and long term.

Subsequent to December 31, 2018, OWP Ventures raised an additional $1,950,000 from the sale of its common stock prior to the Merger.

8

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

Risks Relating to our Business

Limited Operating History

We are an early stage company that has not generated any revenues and, we have a limited operating history upon which our business and future prospects may be evaluated. To date, we have suffered recurring losses from operations and have an accumulated deficit of approximately $1,959,982. We will be subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that we will not achieve our operating goals. In order for us to meet future operating requirements, we will need to successfully grow, harvest and sell our cannabis products. Until such time as we are able to fund our business from operations, we will be required to raise funds through various sources, including the sale of equity and debt securities, Failure to generate cash from operations and to reach profitability may adversely affect our success.

Change of Cannabis Laws, Regulations and Guidelines

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. Regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in Colombia and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

Reliance on Colombian Licenses, Authorizations and Quotas

Our ability to import, grow, store and sell cannabis and hemp in Colombia or internationally is dependent on our ability to sustain and/or obtain the necessary licenses and authorizations by certain authorities in Colombia and/or the importing jurisdiction. The licenses and authorizations are subject to ongoing compliance and reporting requirements and our ability to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse impact on our business, financial condition and operating results. In addition, Colombian regulators limit the cultivation and sale of psychoactive cannabis by Quotas issued on an annual basis to licensed producers.

Although we believe that we will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. In addition, to date we have not been issued Quotas that would allow us to commence the commercial sale of psychoactive cannabis products. Should the authorities fail to issue the necessary licenses or authorizations, including required Quotas, we may be curtailed or prohibited from the production and/or distribution of cannabis and hemp or from proceeding with the development of our operations as currently proposed and our business, financial condition and results of the operation may be materially adversely affected.

9

Regulatory Compliance Risks

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by applicable governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products in Colombia and other jurisdictions where we intend to distribute and sell our products. We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Civil or criminal fines or penalties may be imposed on us for violations of applicable laws or regulations. Vigorous enforcement of these laws could require extensive changes to our operations, increase our compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Competition

There are many companies engaged in the cannabis business who we will compete with, including larger and more established companies with substantially greater marketing, financial, human and other resources than we have. These companies include PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves. Although we believe we are competitively positioned to be a leader in the medicinal cannabis industry given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control, and domestic market relationships, competition in the medical cannabis industry is growing quickly. As more competitors enter the market, prices may be reduced. We believe our approach in creating patient brand loyalty will allow us to effectively compete in the market but there is no assurance that will be the case, and our competitors may adopt a similar or identical approach. To date, we have obtained four licenses in Colombia that authorize us to engage in cannabis activities, and there are currently few authorized producers there. However, Colombia offers an open process to apply for licenses and there are no significant barriers to entry. As a result, our ability to generate revenues and earnings may be reduced as competition intensifies, thereby causing a material adverse effect on our business and financial condition.

Ability to Establish and Maintain Bank Accounts

Many banking institutions in countries where we or our prospective customers operate will not accept payments related to the cannabis industry, whether owing to domestic laws and regulations or pressure exerted by the United States on banks with laws subject to the laws of the United States (including, the Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)). Failure to conduct our business through normal banking channels may impede our ability to make payments for goods and services and transact business in the ordinary course. Failure to operate in normal banking channels may also increase our cost of doing business and negatively affect our business. In the event financial service providers do not accept accounts or transactions related to the cannabis industry, it is possible that we may be required to seek alternative payment solutions. If the industry was to move towards alternative payment solutions we would have to adopt policies and protocols to manage our volatility and exchange rate risk exposures. Our inability to manage such risks may adversely affect our operations and financial performance.

Anti-money Laundering Laws and Regulations

We are subject to a variety of laws and regulations within Colombia and internationally that involve money laundering, financial recordkeeping and proceeds of crime. In the event that any of our investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments are found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable legislation. Money laundering laws could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently cause the repatriation of such funds back to the United States or to any shareholders’ jurisdiction of residence. Furthermore, while we have no current intention to declare or pay dividends on our Common Stock in the foreseeable future, in the event that a determination was made that the revenues from our cannabis operations could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

10

Foreign Trade Policies

Our prospective international operations are subject to inherent risks, including changes in the regulations governing the flow of cannabis products between countries, fluctuations in currency values, discriminatory fiscal policies, unexpected changes in local regulations and laws and the uncertainty of enforcement of remedies in foreign jurisdictions. In addition, foreign jurisdictions could impose tariffs, quotas, trade barriers and other similar restrictions on our international sales and subsidize competing cannabis products. All of these risks could result in increased costs or decreased revenues.

United States Regulation

Although we do not believe that our limited U.S. activity will subject us to regulation under U.S. federal or state laws applicable to the sale of cannabis and marijuana, we cannot assure you that current or future U.S. laws and regulations will not detrimentally affect our business. Local, state and federal cannabis laws and regulations in the United States are constantly changing and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our product or service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Liability, Enforcement, Complaints, etc.

Our participation in the cannabis and hemp industries may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

Legal Proceedings

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom we do business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

Environmental Regulations

We are subject to Colombian environmental laws governing the use of natural resources, which prohibit such use that causes harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license may lead to the imposition of sanctions, in addition to civil or criminal proceedings. Parties that cause environmental damage, in addition to sanctions or penalties that apply, are also required to carry out studies to assess the characteristics of the damage. Colombian environmental authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law. Any such measures imposed on us could have a material adverse effect on our business.

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Demand for Cannabis and Derivate Products

The global sale of cannabis and hemp products is a new industry as a result of recent legal and regulatory changes. Although we expect the demand for licensed cannabis to be in excess of the supply being produced by the licensed producers, there is a risk that such demand does not develop as anticipated. Further, there is a risk that the adoption rate by pharmacies to sell medical cannabis is lower than expected or that such adoption rate may take longer than anticipated. There is also a risk that the international export market for medicinal cannabis and extracts, such as CBD, CBG and CBC, will not materialize as projected or not be commercially viable. Should any of such events materialize, they may have a material adverse effect on our business, results of operations and financial condition.

Weather, Climate Change and Risks Inherent in an Agricultural Business

Our business involves growing cannabis, which is an agricultural product. Although our medical cannabis is intended to be grown in greenhouses, hemp used as feedstock for medicinal extracts and derivatives will be grown both outdoors and in greenhouses. Further, our prospective Colombian medicinal cannabis operations will initially focus on outdoor production. The occurrence of severe adverse weather conditions, especially droughts, hail, floods or frost, is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis and hemp. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agriculture, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on any such production.

Product Liability

As a manufacturer and distributor of products designed to be ingested or inhaled by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused damages, loss or injury. In addition, the sale of our products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all.

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Energy Prices and Supply

We require substantial amounts of diesel and electric energy and other resources for our harvest activities and to transport cannabis and hemp. We rely upon third parties for our supply of energy resources used in our operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. If our energy supply is cut for an extended period of time and we are unable to find replacement sources at comparable prices, or at all, our business, financial condition and results of operations would be materially and adversely affected.

Retention and Acquisition of Skilled Personnel

We will be required to attract and retain top quality talent to compete in the marketplace. We believe our future growth and success will depend in part on our abilities to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to be successful. At present and for the near future, we will depend upon a relatively small number of employees primarily in Colombia to develop, manufacture, market, sell and distribute our products. As the size of our business increases, we will seek to hire additional employees in other jurisdictions. Expansion of marketing and distribution of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products and/or our ability to enter into satisfactory logistic arrangements to sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel or subcontractors for these required functions.

Emerging Market Risks

Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments.

Colombia’s legal and regulatory requirements in connection with companies conducting agricultural activities, banking system and controls as well as local business culture and practices are different from those in the United States. Our officers and directors must rely, to a great extent, on our local legal counsel and local consultants retained by us in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with our governmental relations. We must rely, to some extent, on the members of management who have previous experience working and conducting business in Colombia to enhance our understanding of and appreciation for the local business culture and practices in such countries. We also rely on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing and tax matters. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond our control and may adversely affect our business.

We also bear the risk that changes can occur to the Government in Colombia and a new government may void or change the laws and regulations that we are relying upon. Currently, there are no restrictions on the repatriation from Colombia of earnings to foreign entities and Colombia has never imposed such restrictions. However, there can be no assurance that restrictions on repatriation of earnings will not be imposed in the future. Exchange control regulations for Colombia require that any proceeds in foreign currency originated on exports of goods from Colombia be repatriated to Colombia. However, purchase of foreign currency is allowed through Colombian authorized financial entities for purposes of payments to foreign suppliers, repayment of foreign debt, payment of dividends to foreign stockholders and other foreign expenses.

Due to our location in Colombia, our business, financial position and results of operations may be affected by the general conditions of the Colombian economy, price instabilities, currency fluctuations, inflation, interest rates, regulatory changes, taxation changes, social instabilities, political unrest and other developments in or affecting Colombia, over which we do not have control.

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Risks Related to Conducting Operations in Colombia

We recently were granted medicinal cannabis licenses in Colombia. Over the past 10 to 15 years, the Government of Colombia has made strides in improving the social, political, economic, legal and fiscal regimes. However, operations in Colombia will still be subject to risk due to the potential for social, political, economic, legal and fiscal instability. The Government of Colombia faces ongoing problems including, but not limited to, unemployment and inequitable income distribution and unstable neighboring countries. The instability in neighboring countries could result in an influx of immigrants resulting in a humanitarian crisis and/or increased illegal activities. Colombia is also home to a number of insurgency groups and large swaths of the countryside are under guerrilla influence. In addition, Colombia experiences narcotics-related violence, a prevalence of kidnapping, extortion and thefts and civil unrest in certain areas of the country. Such instability may require us to suspend operations on our properties.

Other risks exist relating to the conduct of business in Colombia. These risks include the future imposition of special taxes or similar charges, as well as foreign exchange fluctuations and currency convertibility and controls. Other risks of doing business in Colombia include our ability to enforce our contractual rights or the taking or nationalization of property without fair compensation, restrictions on the use of expatriates in our operations, renegotiation or nullification of existing concessions, licenses, permits and contracts, changes in taxation policies, or other matters.

The Government of Colombia recently reached a peace accord with the country’s largest guerrilla group. The Government of Colombia also entered into and dissolved formal discussions with the country’s second largest guerrilla group due to their unwillingness to cease criminal and violent crimes. There is no certainty that the agreements will be adhered to by all of the members of the guerrilla groups or that a peace agreement will be ultimately reached with the country’s second largest guerrilla group. There is a risk that any peace agreement might contain new laws or change existing laws that could have a material adverse effect on us. Furthermore, the achievement of peace with the country’s guerrilla groups could create additional social or political instability in the immediate aftermath, which could have a material adverse effect on our operations.

Global Economy

Financial and commodity markets in Colombia are influenced by the economic and market conditions in other countries, including other South American and emerging market countries and other global markets. Although economic conditions in these countries may differ significantly from economic conditions in Colombia, investors’ reactions to developments in these other countries, such as the recent developments in the global financial markets, may substantially affect the capital flows into, and the market value of securities of issuers with operations in Colombia.

Insurance Coverage

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us, and environmental contingencies. We will endeavor to obtain appropriate insurance covering these risks in amounts sufficient to support a downturn in the sale of our products due to these potential production risks. The cost of such insurance may be high and we may not be able to obtain sufficient amount of insurance to cover these risks.

Operations in Spanish

As a result of our conducting most of our operations in Colombia, our regulatory licenses and books and records, including key documents such as material contracts and financial documentation, are principally negotiated and entered into in the Spanish language and English translations may not exist or be readily available.

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General Business Risks

Inability to Manage Growth

We may not be able to effectively manage our growth. Our strategy envisions growing our business. We plan to expand our production and manufacturing capability and create a distribution network on a global basis. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our systems effectively or efficiently or in a timely manner;

●	create a distribution network

●	allocate our human resources optimally;

●	meet our capital needs;

●	identify and hire qualified employees or retain valued employees; or

●	obtain and maintain necessary licenses in relevant jurisdictions

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Speculative Forecasts

Any forecasts we provide will be highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy. Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will be accurate.

Limited Management Team

Our limited senior management team size may hamper our ability to effectively manage a publicly traded company while operating our business. Our management team has experience in the management of publicly traded companies and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. They realize it will take significant resources to meet these requirements while simultaneously working on cultivating, developing and distributing our products. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

Risks Related to our Common Stock

Limited Trading

Although prices for shares of our Common Stock are quoted on the OTC Markets, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTC Markets is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our Common Stock will be quoted on another more prestigious exchange or market. The market price of our Common Stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

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Penny Stock Risk

Because our common stock is a “penny stock,” trading therein will be subject to regulatory restrictions. Our common stock is currently, and in the near future will likely continue to be, considered a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

No Dividend Payments

We have not paid dividends in the past and we do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent the stock price appreciates, which may never occur. In addition, shareholders must generally rely on sales of the shares they own after price appreciation as the only way to realize their investment, and if the price of our Common Stock does not appreciate, then there will be no return on investment.

Control of Common Stock will Influence Decision Making

Our officers, directors and principal stockholders are able to exert significant influence over us and may make decisions that are not in the best interests of all stockholders. Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own approximately 50.1% of our fully-diluted Common Stock. As a result of such ownership, these stockholders are able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our Common Stock could have the effect of delaying or preventing a change of control of our company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our company. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of our Common Stock.

We are an Emerging Growth Company Within the Meaning of the Securities Act.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Antitakeover protections

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our articles of incorporation, as amended, bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

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Increased Compliance Costs

The requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended, and the requirements of the Sarbanes-Oxley Act of 2002, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner. As a public company, we need to comply with laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC, and requirements of the principal trading market upon which our common stock may trade, with which we are not required to comply as a private company. As a result, the combined business will incur significant legal, accounting and other expenses that a private company would not incur. Complying with these statutes, regulations and requirements will occupy a significant amount of the time of our board of directors and management, will require us to have additional finance and accounting staff, may make it more difficult to attract and retain qualified officers and members of our board of directors, particularly to serve on the audit committee, and may make some activities more difficult, time consuming and costly. We will need to:

●	institute a more comprehensive compliance function;

●	establish new internal policies, such as those relating to disclosure controls and procedures and insider trading;

●	design, establish, evaluate and maintain a system of internal control over financial reporting in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	prepare and distribute periodic reports in compliance with its obligations under the federal securities laws including the Securities Exchange Act of 1934, as amended, or Exchange Act;

●	involve and retain to a greater degree outside counsel and accountants in the above activities; and

●	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion for our business, our ability to comply with financial reporting requirements and other rules that apply to reporting companies could be impaired. If our finance and accounting personnel insufficiently support our business in fulfilling these public-company compliance obligations, or if we are unable to hire adequate finance and accounting personnel, we could face significant legal liability, which could have a material adverse effect on our financial condition and results of operations. Furthermore, if we identify any issues in complying with those requirements (for example, if our company or the independent registered public accountants identified a material weakness or significant deficiency in our company’s internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect, our reputation or investor perceptions of our company.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on February 21, 2019, prior to giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. At February 21, 2019, immediately prior the Closing, 1,322,500 shares of our common stock were outstanding. Unless otherwise noted below the address of each person identified is 3471 West Oquendo Road, Suite 301, Las Vegas, NV 89118.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers
Craig Ellins (1) 2626 South Rainbow Blvd, Suite 102 Las Vegas, NV 89146	875,000	66.2%

All Directors and Executive Officers as a Group (1 individual)	875,000	66.2%

5% Stockholders
OWP Ventures, Inc. (1) c/o Craig Ellins, President 2626 South Rainbow Blvd, Suite 102 Las Vegas, NV 89146	875,000	66.2%
Lei Wang 819 Cowan Road, Suite E Burlington, CA 94010	125,000	9.5%

(1)	These shares were held of record by OWP Ventures and were cancelled in the Merger. Craig Ellins had voting and investment control over these securities prior their cancellation.

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The following table sets forth certain information regarding our common stock beneficially owned on April 25, 2019, immediately following the Merger, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 39,922,899 shares of our common stock outstanding as of April 25, 2019. Unless otherwise noted below the address of each person identified is Unless otherwise noted below the address of each person identified is 3471 West Oquendo Road, Suite 301, Las Vegas, NV 89118.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers
Craig Ellins	3,345,000	8.4%
Brian Moore	2,500,000	6.3%
Dr. Kenneth Perego (1)	7,000,000	17.6%
Bruce Raben (2)	145,832	*

All Directors and Executive Officers as a Group (4 individuals)	12,990,832	32.6%

5% Stockholders
Solid Bridge Investments, Inc. (3)	7,000,000	17.6%

*	Less than one percent.

(1)	Consists of shares held by CB Medical, LLC of which Dr. Perego is the controlling member.

(2)	Includes 20,832 shares of common stock that may be acquired under an option to purchase 125,000 shares of common stock at an exercise price of $0.50 per share that vests in 12 monthly installments beginning March 8, 2019.

(3)	The principals of Solid Bridge Investments, Inc. are Carlos Andres de Fex Gomez and Gloria Veronica Serna Diez, who founded OWP Colombia and were its principal shareholders prior to the sale of OWP Colombia to OWP Ventures.

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DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

At the Closing, Craig Ellins, 68, retained his positions as President, Chief Financial Officer, Secretary and Director and we appointed the following persons as our executive officers and directors. All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors.

Name	Age	Position
Bruce Raben	65	Director
Dr. Kenneth Perego	49	Director
Brian Moore	31	Chief Operating Officer and Secretary

Craig Ellins has spent over 30 years developing start-ups in various industries, most recently focusing on the marijuana industry, including indoor growing technology. Mr. Ellins has served as the Chief Executive Officer and President, of OWP Ventures since its inception in March 2018 and as our President, Chief Executive Officer, Chief Financial Officer and director since November 30, 2018. From March 13, 2014 until April 29, 2016, Mr. Ellins served as the Chief Executive Officer of GB Sciences, Inc., a cannabis company focused on standardized cultivation and production methods as well as biopharmaceutical research and development, and from April 29, 2016 until May 8, 2017, he served as the Chief Innovation Officer of GB Sciences, Inc. He also served as the Chairman of the Board of GB Sciences from March 13, 2014, until May 8, 2017. From 2013 to 2014, Mr. Ellins served as the Chairman and Chief Executive Officer of Cognitiv, Inc., which engages in the creation, development, and maintenance of Websites and mobile applications. From 2009 to 2013, Mr. Ellins served as Chief Executive Officer and Chairman of Phototron Holdings, Inc., now known as GrowLife, Inc. GrowLife, Inc. manufactures and supplies branded equipment and expendables for urban gardening in the United States. We believe that Mr. Ellins’ cannabis industry and public company experience qualify him to serve as our director.

Bruce Raben was a director of OWP Ventures prior to the Merger and was appointed to our Board of Directors pursuant to the Merger Agreement. Mr. Raben is an investment banker with Hudson Capital Advisors BD, LLC, a registered broker dealer, and has been its Managing Member since it was founded by him in 2004. Mr. Raben also serves on the board of directors of Digipath, Inc., a cannabis testing laboratory. Mr. Raben has been an investment banker, merchant banker and private investor for over 30 years. Starting in 1979 at Drexel Burnham Lambert, he worked on many leveraged buyouts and recapitalizations including Mattel Toys, SFN Co.’s, Magma Copper, Warnaco, Mellon Bank and John Fairfax. Mr. Raben then went on to co-found the Corporate Finance Department at Jeffries & Co. in 1990. Mr. Raben opened a west coast office for CIBC’s high yield finance and merchant banking activities in 1996. Mr. Raben received his A.B. from Vassar College in 1975 and his MBA from Colombia University in 1979. We believe that Mr. Raben’s investment banking and financial experience qualify him to serve as our director.

Dr. Kenneth Perego, II, was a director of OWP Ventures prior to the Merger and was appointed to our Board of Directors pursuant to the Merger Agreement. Since 2001, he has been a practicing urologic surgeon with an emphasis in urologic oncology and reconstructive urology, with Alexandria Urology Associates, LLP, of which he is a Partner. He has a strong clinical background in research and is focused on new drug discovery. Dr. Perego is also the manager and principal member of CB Medical, LLC, which he founded in 2017 to pursue investment opportunities in cannabis businesses in Colombia as well as the United States. We believe that Dr. Perego’s medical experience qualifies him to serve as our director.

Brian Moore was employed by OWP Ventures prior to the Merger and was appointed as our Chief Operating Officer and Secretary pursuant to the Merger Agreement. From 2016 until he joined the Company in March 2018, Mr. Moore worked in corporate development at GB Sciences, and from 2013 until 2015 he was a Project Engineer for Austin General Contracting, Inc.

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Executive compensation

The following table shows the compensation paid by us (including OWP Ventures and OWP Colombia prior to the Merger) to our Chief Executive Officer during the fiscal year ended December 31, 2018. No compensation was paid to these officers in the prior fiscal year.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Craig Ellins	2018	$24,000	$-0-	$24,000
CEO, President & Chairman

Employment Contracts

We are not a party to an employment agreement with any of our executive officers.

Option Grants

Neither our company nor any of our subsidiaries granted options to executive officers during the fiscal year ended December 31, 2018.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Neither our company nor any of our subsidiaries had options outstanding as of December 31, 2018.

Director Compensation

We did not compensate our non-employee directors for services during our fiscal year ended December 31, 2018.

We are party to a Consulting Agreement with Bruce Raben dated February 8, 2019 under which Mr. Raben was issued an option to purchase 125,000 shares of common stock of OWP Ventures prior to the Merger and is paid a monthly fee of $5,000. The Consulting Agreement is for an initial one-year term, continuing thereafter until terminated by either party.

Director Independence

Our board of directors currently consists of Craig Ellins, our President and Chief Executive Officer, Dr. Kenneth Perego, II, and Bruce Raben. As an executive officer, Mr. Ellins does not qualify as “independent” under standards of independence set forth by national securities exchanges. Our Board of Directors has determined that Dr. Kenneth Perego, II and Mr. Raben are “independent” in accordance with the NASDAQ Global Market’s requirements. As our common stock is currently quoted on the OTC Bulletin Board, we are not currently subject to corporate governance standards of listed companies.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our articles of incorporation, as amended, and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person is not liable due to conduct that constituted a breach of his or her fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, and that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification may not be made for any claim as to which the person seeking indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to our company unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified. Under our articles of incorporation, as amended, and bylaws , we will advance expenses incurred by officers, directors, employees or agents who are parties to or are threatened to made parties to any threatened, pending or completed action by reason of the fact that such person was serving in such capacity, prior to the disposition of such action and promptly following request therefor, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should be determined ultimately that such person is not entitled to indemnification.

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The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and we have obtained such a policy.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Party Transactions

Other than the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Advances by Craig Ellins

During the year ended December 31, 2018, Craig Ellins advanced an aggregate of $207,000 to OWP Ventures. These advances are evidenced by promissory notes payable on demand that bear interest at the rate of 6% per annum.

During the year ended December 31, 2018, Mr. Ellins advanced OWP Ventures an additional $307,141. The additional advances bear interest at the rate of 6% per annum and are evidenced by an amended and restated promissory note which matures on the earlier to occur of February 13, 2022 and the date that we have raised an aggregate of $5,000,000 in financing in one or a series of transactions following the date of the amended and restated note.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is vStock Transfer, LLC. Its mailing address is 18 Lafayette Place, Woodmere, NY 11598, its telephone number is (212) 828-8436, and its facsimile number is (646) 536-3179.

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Market Prices

Our Common Stock is currently quoted on the OTC Markets under the trading symbol “OWPC.” Prior to February 7, 2019, the symbol for our Common Stock was “PNTT.” As of April 25, 2019, the closing price of our Common Stock on the OTC Markets was $3.55.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Markets, and have not been adjusted for the one-for-four reverse stock split of our common stock effected on January 10, 2019. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ended December 31, 2018
First Quarter	$0.08	$0.08
Second Quarter	$0.08	$0.08
Third Quarter	$0.08	$0.08
Fourth Quarter	$4.04	$0.08

Fiscal Year Ended December 31, 2017
First Quarter	$0.08	$0.08
Second Quarter	$0.08	$0.08
Third Quarter	$0.08	$0.08
Fourth Quarter	$0.08	$0.08

Holders

As of April 25, 2019, there were approximately 87 registered holders of record of our common stock.

Dividends

We do not anticipate paying dividends in the foreseeable future and currently intend to retain any future earnings to support the development and expansion of our business. The declaration and payment of dividends is subject to the discretion of our board of directors and to certain limitations imposed under Nevada statutes. The timing, amount and form of dividends, if any, will depend upon, among other things, our results of operation, financial condition, cash requirements, and other factors deemed relevant by our board of directors.

Description of Our Securities

As of April 25, 2019, our authorized capital stock consisted of:

●	75,000,000 shares of common stock, par value $0.001 per share; and

As of April 25, 2019, there were outstanding:

●	39,922,899 shares of Common Stock held by approximately 87 stockholders of record.

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Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

None.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions – Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

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Recent Sales of Unregistered Securities

On February 21, 2019, we issued 39,475,398 shares of our Common Stock to the shareholders of OWP Ventures, Inc., as consideration for the Merger in a private transaction exempt from registration under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

Principal Accountant Fees and Services

(a)       On February 20, 2019, we dismissed WWC, P.C. (“WWC”) as our independent registered public accounting firm. The decision was approved by our board of directors.

The reports of WWC regarding the Company’s consolidated financial statements for each of the two most recent fiscal years of the Company did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the two most recent fiscal years of the Company and through February 20, 2019, there were (i) no disagreements between the Company and WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WWC, would have caused WWC to make reference thereto in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided WWC with a copy of the disclosure in the preceding two paragraphs and requested in writing that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. WWC provided a letter, dated February 22, 2019, stating its agreement with such statements as related to WWC.

(b) On February 21, 2019, we engaged M&K CPAS, PLLC. (“M&K”) as our new independent registered public accounting firm. We engaged M&K to audit our financial statements for the year ended December 31, 2018. The appointment of M&K was approved by our board of directors.

Except as set forth below, during the Company’s two most recent fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through February 21, 2019, neither the Company nor anyone acting on its behalf consulted with M&K regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&K, nor did M&K provide written or oral advice to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v) of Regulation S-K).

M&K audited the financial statements of One World Pharma S.A.S. for the fiscal year ended December 31, 2017, and reviewed the unaudited condensed and consolidated financial statements of OWP Ventures, Inc. and One World Pharma S.A.S. for the year ended December 31, 2018, which financial statements have been filed as exhibits to this Current Report. M&K billed aggregate fees of approximately $10,500 to OWP Ventures, Inc. for these services.

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Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited the financial statements of One World Pharma S.A.S. for the year ended December 31, 2017 are incorporated herein by reference to Exhibit 99.1 to this Current Report.

The consolidated financial statements of OWP Ventures, Inc., One World Pharma, Inc. and One World Pharma S.A.S. for the year ended December 31, 2018 are incorporated herein by reference to Exhibit 99.2 to this Current Report.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company, OWP Ventures, Inc. and One World Pharma S.A.S. as of December 31, 2018, are incorporated herein by reference to Exhibit 99.3 to this Current Report.

(c)	Shell company transactions.

Reference is made to the disclosure set forth under Item 9.01(a) and 9.01(b) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(d)	Exhibits.

See attached Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 12, 2019

One World Pharma, Inc.

By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated February 21, 2019, among the Registrant, OWP Merger Subsidiary Inc. and OWP Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014).

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2019).

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014).

10.1	Convertible Note in the Principal Amount of $300,000 issued by OWP Ventures, Inc. to CSW Investors, LP. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.2	Consulting Agreement between OWP Ventures, Inc. and Bruce Raben dated February 8, 2019. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.3	Commercial Lease dated December 2, 2018, between Larry R. Haupert dba Rexco and One World Pharma S.A.S. (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.4	Commercial Lease dated October 16, 2018, between Ripper Series, LLC and OWP Ventures, Inc. (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.5	Form of Demand Promissory Note issued by OWP Ventures, Inc. to Craig Ellins (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.6	Amended and Restated Promissory Note in the principal amount of $307,141, dated February 13, 2019, issued by OWP Ventures, Inc. to Craig Ellins. (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.7	Service Agreement dated February 19, 2019, between One World Pharma, Inc. and Integrity Media (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.8	Convertible Promissory Note Purchase Agreement between OWP Ventures, Inc. and The Sanguine Group, LLC (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.9	Convertible Promissory Note between OWP Ventures, Inc. and The Sanguine Group, LLC (incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

10.10	Purchase Agreement, dated as of May 18, 2019, between One World Pharma S.A.S. and Pharma Indigena Misak Manasr S.A.S. (incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2019).

10.11	Purchase Agreement, dated as of June 4, 2019, between One World Pharma S.A.S. and Wala Popayan (incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2019).

16.1	Letter on Change in Certifying Accountant dated February 22, 2019 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

99.1	Audited financial statements of One World Pharma S.A.S. for the year ended December 31, 2017 (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2019).

99.2**	Audited consolidated financial statements of OWP Ventures, Inc., One World Pharma, Inc. and One World Pharma S.A.S for the year ended December 31, 2018.

99.3**	Unaudited pro forma combined financial information of the Company, OWP Ventures, Inc. and One World Pharma S.A.S. as of December 31, 2018.

**	Filed herewith.

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